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                                                                   EXHIBIT 10.02







                                 dsl.net, inc.

                      REGISTRATION RIGHTS PROVISION OF THE
                              AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

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                               TABLE OF CONTENTS

1.    Registration Rights................................. 1
1.1   Definitions......................................... 1
1.2   Request for Registration............................ 3
1.3   Company Registration................................ 4
1.4   Form S-3 Registration............................... 5
1.5   Obligations of the Company.......................... 7
1.6   Information from Holder............................. 9
1.7   Expenses of Registration............................ 9
1.8   Indemnification..................................... 9
1.9   Reports Under Securities Exchange Act of 1934....... 11
1.10  Assignment of Registration Rights................... 12
1.11  Limitations on Subsequent Registration Rights....... 12
1.12  "Market Stand-Off" Agreement........................ 13
1.13  Termination of Registration Rights.................. 13

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                              AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

     THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT is made as of the 12th day of May, 1999, by and among dsl.net, inc., a Delaware corporation (the "Company"), the investors listed on Schedule A hereto, each of which is herein referred to as a "Series B Investor," the investors listed on Schedule B hereto, each of which is herein referred to as a "Series C Investor," the investors listed on Schedule C hereto, each of which is herein referred to as a "Series D Investor" (the Series B Investors, Series C Investors and Series D Investors are sometimes referred to herein collectively as the "Investors") and John Jaser, David Struwas, Paul Sun, Felix Tang, the Trust U/A Paul Sun Dated 5/7/99, the Trust U/A Paul Sun Dated 10/17/97 F/B/O Katherine Sun, and the Trust U/A Paul Sun Dated 10/17/97 F/B/O Kristen Sun (collectively, the "Founders" and each individually a "Founder").

                                   RECITALS
                                   --------

     WHEREAS, the Company, the Founders, the Series B Investors and the Series C Investors entered into an Amended and Restated Investors' Rights Agreement dated as of April 20, 1999 (the "Rights Agreement");

     WHEREAS, the Company and the Series D Investors are parties to the Series D Preferred Stock Purchase Agreement of even date herewith (the "Series D Agreement"); and

     WHEREAS, in order to induce the Series D Investors to invest funds in the Company pursuant to the Series D Agreement, the Series B Investors, the Series C Investors, the Series D Investors, the Founders and the Company hereby agree that the Rights Agreement should be amended and restated to grant the Series D Investors rights to cause the Company to register shares of Common Stock issued or issuable to them.

     NOW, THEREFORE, THE PARTIES HEREBY AGREE TO AMEND AND RESTATE THE RIGHTS AGREEMENT AS FOLLOWS:

1.   Registration Rights.    The Company covenants and agrees as follows:
     --------------------

     1.1  Definitions.    For purposes of this Section 1:
          ------------

          (a) The term "Act" means the Securities Act of 1933, as amended.

          (b) The term "Common Stock" refers to the shares of the Common Stock, par value $.001 per share, of the Company.

          (c) The term "Form S-3" means such form under the Act as in effect on the date hereof or any successor registration form under the Act subsequently adopted

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by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.10 hereof.

          (e) The term "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock pursuant to a registration statement under the Act.

          (f) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

          (g) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (h) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of (a) the Series B Preferred Stock held by the Series B Investors, (b) the Series C Preferred Stock held by the Series C Investors, and (c) the Series D Preferred Stock issued pursuant to the Series D Agreement and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

          (i) The number of shares of "Registrable Securities" outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

          (j) The term "SEC" shall mean the Securities and Exchange Commission.

          (k) The term "Series B Preferred Stock" refers to the shares of Series B Preferred Stock, par value $.001 per share, of the Company.

          (l) The term "Series C Preferred Stock" refers to the shares of Series C Preferred Stock, par value $.001 per share, of the Company.

          (m) The term "Series D Preferred Stock" refers to the shares of Series D Preferred Stock, par value $.001 per share, of the Company.

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     1.2  Request for Registration.
          -------------------------
          (a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time later than one hundred and eighty (180) days after the effective date of the Initial Offering, a written request from the Holders of forty percent (40%) or more of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Act covering the registration of at least forty percent (40%) of the Registrable Securities, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use best efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company's notice pursuant to this Section 1.2(a).

          (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          (c) The Company shall not be required to effect a registration pursuant to this Section 1.2:

          (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or


          (ii) after the Company has already effected two (2) registrations pursuant to this Section 1.2, and such registration has been declared or ordered effective; or

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          (iii) during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of the filing of, and ending on a date ninety (90) days following the effective date of, a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

          (iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

          (v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Company's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred and twenty
(120) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

     1.3  Company Registration.
          ---------------------

          (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than the Company's Initial Offering, a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 under the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder and Founder written notice of such registration. In addition, if the Company proposes to register any of its stock for a Holder pursuant to Sections 1.2 or 1.4 hereof, the Company shall, at such time, promptly give each Founder written notice of such registration. Upon written request of a Holder or a Founder given within twenty (20) days after mailing of a notice by the Company under this Section 1.3(a) in accordance with Section 4.5, the Company shall, subject to the provisions of Section 1.3(c), use all reasonable efforts to cause to be registered under the Act (i) all of the Registrable Securities that each such Holder has requested to be registered and
(ii) all shares of Common Stock then held by a Founder ("Founder Securities") that each such Founder has requested to be registered. In the event that any Founder Securities owned by a Founder are registered pursuant to this Section 1.3(a), then, for purposes of Sections 1.5, 1.6, 1.7 and 1.8 (as applied to such registration only), such Founder Securities shall be

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included within the meaning of "Registrable Securities" and such Founder shall be included within the meaning of "Holders."

          (b) Right to Terminate Registration.  The Company shall have the right
              -------------------------------
to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder or Founder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with
Section 1.7 hereof.

          (c) Underwriting Requirements.  In connection with any offering
              -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders' or Founders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriter or underwriters. If the total amount of securities, including Registrable Securities and Founder Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned (i) first, pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders, and (ii) second, if all of the securities which the Holders requested to have included in the registration are so included, pro rata among the selling Founders according to the total amount of securities entitled to be included therein owned by each selling Founder or in such proportions as shall mutually be agreed to by such selling Founders), but in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities or a holder of Founder Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such selling stockholder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder" or "selling Founder," as the case may be and any pro rata reduction with respect to such "selling Holder" or "selling Founder" shall be based upon the aggregate amount of Registrable Securities or Founder Securities owned by all such related entities and individuals.

     1.4  Form S-3 Registration.    In case the Company shall receive from the
          ----------------------
Holders of Registrable Securities a written request or requests that the Company effect a

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registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
          (b) use best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.4:

          (i)    if Form S-3 is not available for such offering by the Holders;

          (ii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;

          (iii)  if the Company has effected a registration pursuant to this
Section 1.4 which has been declared or ordered effective within the prior six
(6) months;

          (iv) if the aggregate amount of securities to be registered is less than one million dollars ($1,000,000); or

          (v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.4, a certificate signed by the Company's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred and twenty
(120) days after receipt of the request to effect the registration, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2.

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     1.5  Obligations of the Company.    Whenever required under this Section 1
          ---------------------------
to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred eighty (180) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

          (c) furnish to the Holders such numbers of copies of a prospectus, including any preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

          (d) use best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

          (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriters of such offering;

          (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (g) use its reasonable best efforts (if the offering is underwritten) to furnish, at the request of any seller, on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, stating that such registration statement has become effective under the Act and that (A) to the best knowledge of such counsel, no stop order suspending the

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effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, appear on their face to comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the SEC thereunder (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Act and that, in the opinion of such accountants, the audited financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters may reasonably request;

          (h) for a reasonable period of time prior to the filing of the registration statement and prior to the execution of any underwriting or similar agreement, make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney or accountant retained by such seller or underwriter, all such financial and other records, pertinent corporate documents and properties of the Company as would customarily be necessary for the purposes of a "due diligence" investigation of the Company's affairs, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney or accountant in connection with such registration statement, provided that any records, information or documents that are designated by the Company as confidential shall be kept confidential by such persons, and that the Company may require such persons to enter into non-disclosure agreements with respect to such records, information or documents, and permit such seller, attorney or accountant to participate in the preparation of such registration statement to the extent deemed reasonable by the Company;

          (i) use its reasonable best efforts to cause all the Registrable Securities included in such registration to be listed on each national securities exchange on which the Common Stock is then listed, or quoted on each interdealer quotation system on which the Common Stock is then quoted;

          (j) use reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest reasonable time;

                                       8
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          (k) make such representations and warranties to the selling Holders and the underwriters as are customarily made by issuers to underwriters and selling Holders, as the case may be, in underwritten public offerings; and

          (l) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

     1.6  Information from Holder.    It shall be a condition precedent to the
          ------------------------
obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     1.7  Expenses of Registration.    All expenses other than underwriting
          -------------------------
discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration), provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 or 1.4.

     1.8  Indemnification.    In the event any Registrable Securities are
          ----------------
included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.8(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably

                                       10
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withheld), provided that in no event shall any indemnity under this subsection
l.8(b) exceed the net proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

          (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however that in no event shall any contribution under this subsection 1.8(d) exceed the net proceeds from the offering by such Holder.

          (e) The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

     1.9  Reports Under Securities Exchange Act of 1934.    With a view to
          ----------------------------------------------
making available to the Holders and Founders the benefits of Rule 144 promulgated under the

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

Act and any other rule or regulation of the SEC that may at any time permit a Holder or Founder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the Initial Offering;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (c) furnish to any Holder or Founder, after the Initial Offering and so long as the Holder or Founder owns any Registrable Securities or Founder Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder or Founder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

     1.10 Assignment of Registration Rights.    The rights to cause the Company
          ----------------------------------
to register Registrable Securities or Founder Securities pursuant to this
Section 1 may be assigned (but only with all related obligations) by a Holder or Founder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner or stockholder of a Holder or Founder, (ii) is a Holder's or Founder's spouse or member of such Holder's or Founder's immediate family, or a custodian, trustee (including a trustee of a voting trust), executor or other fiduciary for the account of the Holder's or Founder's spouse or members of the Holder's or Founder's immediate family, a trust for the Holder's or Founder's own self, a charitable remainder trust or an entity that is controlled by one or more of the Holder's or Founder's immediate family, or (iii) after such assignment or transfer, holds at least 250,000 shares of Registrable Securities or Founder Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.12 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

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

     1.11 Limitations on Subsequent Registration Rights.    From and after the
          ----------------------------------------------
date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

     1.12 "Market Stand-Off" Agreement. Each Holder and each Founder hereby
           ----------------------------
agrees that he or it will not, without the prior written consent of the lead managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause
(i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 1.12 shall apply only to the Company's initial public offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable if all executive officers and directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company's initial public offering are intended third party beneficiaries of this Section
1.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     1.13 Termination of Registration Rights. No Holder shall be entitled to
          -----------------------------------
exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of the Initial Offering; and (ii) as to any Holder, such earlier time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 of the Act.

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